Exhibit 99.1

FOR IMMEDIATE RELEASE

DynCorp International Inc. Announces Fiscal Year 2007
First Quarter Results

First Quarter Revenues Increased 26.5% to $537.7 million,
Pro Forma Cash Earnings Increased 56.5% to $0.36 per share

Irving, Texas — August 2, 2006 — DynCorp International Inc. (the “Company”) (NYSE: DCP) announced today its financial results for the first quarter ended June 30, 2006.

Shares of the Company’s Class A common stock began trading on the New York Stock Exchange on May 4, 2006, following its initial public offering (the “IPO”).  Financial results discussed in this press release for the first quarter give effect to the IPO.

The Company’s capital structure has improved as a result of its IPO.  The Company used net IPO proceeds of $352.5 million to redeem its preferred stock and accumulated dividends outstanding, pay a special Class B distribution, pre-pay a portion of its subordinate notes, and to pay various IPO transaction related expenses.

First Quarter Results

Revenues for the first quarter of fiscal 2007 were $537.7 million, up 26.5% over revenues of $425.1 million in the first quarter of fiscal 2006.  Most of this increase was driven by the International Technical Services (“ITS”) segment, led by higher volumes from its Civilian Police program and its International Narcotics and Law Enforcement Air-Wing (“Air-Wing”) program.  ITS revenue represented 66% of first quarter revenues in fiscal 2007, and grew 38.9 % to $355.0 million from $255.6 million in the first quarter of fiscal 2006.  Revenues from the Field Technical Services (“FTS”) segment grew 7.8% to $182.7 million from $169.5 million in the first quarter of fiscal 2006, and represented 34% of first quarter revenues in fiscal 2007.

Operating income for the first quarter of fiscal 2007 was $28.8 million, up 73.5% over operating income of $16.6 million in the first quarter of fiscal 2006.  Operating margin was 5.4%, as compared to operating margin of 3.9% in the first quarter of fiscal 2006.

The increase in operating margin reflects performance on services provided under the Civilian Police program and the Air-Wing program.  In addition, fiscal 2007 operating margin benefited from an improved contract mix resulting from a larger proportion of higher-margin fixed-price and time-and-materials contracts as opposed to lower-margin cost-reimbursement contracts.

Net loss for the first quarter of fiscal 2007 was $0.6 million, compared to a net loss of $2.0 million for the first quarter of fiscal 2006.  Included in the fiscal 2007 net loss were special items related to the Company’s IPO that resulted in additional expense or, as a result of the IPO, are not expected to continue.  The Company’s pro forma net income for the first quarter of fiscal 2007 of $9.7 million, prior to the IPO related special items, results in pro forma earnings per share of $0.17 when using the Company’s post-IPO share count of 57 million shares.  In addition, cash earnings per share, which adds back to pro forma earnings per share non-cash amortization and non-cash equity-based compensation expense, improved 56.5% from the prior year to $0.36 per share.

Adjusted EBITDA improved to $42.3 million, or 7.9% of revenues, in the first quarter of fiscal 2007, compared to adjusted EBITDA of $29.4 million, or 6.9% of revenues, in the first quarter of fiscal 2006.

At June 30, 2006, cash and cash equivalents totaled $16.2 million, down from $20.6 million at March 31, 2006.  During the first quarter of fiscal 2007, the Company had operating cash flow of $2.9 million, which was offset by capital expenditures and cash used for financing activities in connection with the Company’s IPO.  Operating cash flow of $2.9 million in the first quarter of fiscal 2007 has declined from operating cash flow of $52.4 million from the first quarter of fiscal 2006.  The first quarter of fiscal 2006 operating cash flow reflected unusually high cash collections.  Conversely, the first quarter of fiscal 2007 experienced unfavorable timing of cash collections, which is expected to reverse during subsequent quarters.  The Company’s days sales outstanding improved to 80.2 days versus 80.6 days from a year ago.  In addition, the Company’s first quarter of fiscal 2007 operating cash flow was unfavorably affected by one-time cash payments for interest related to the Company’s preferred stock.  The Company had working capital of $254.1 million at June 30, 2006, compared to $251.3 million at March 31, 2006.  Total debt stood at $632.7 million at June 30, 2006, a reduction of $248.7 million from March 31, 2006, resulting from proceeds of the IPO.

Herbert J. Lanese, the Company’s CEO and President said, “We had a successful quarter with top-line growth in excess of 26%, margin improvement of over 100 basis points quarter on quarter and an improved capital structure as a result of the IPO.  But more significantly, we are achieving the kind of performance that places us in an excellent position to achieve our fiscal 2007 objectives.”

Backlog as of June 30, 2006 was $2.7 billion, including $1.0 billion in funded backlog and $1.7 billion in unfunded backlog.  Estimated remaining contract value was $5.7 billion as of June 30, 2006.  Evidenced by steady backlog, the Company generated new orders of approximately $528 million, which closely approximated the revenue of $538 million.

Fiscal 2007 Guidance

The Company is issuing the following updated guidance for the fiscal year ending March 30, 2007, based on its current backlog and management’s estimate of future contract awards. This fiscal 2007 guidance has been updated to reflect the severance payment resulting from the depature of the Company’s CEO.

FY 2007
Revenue	$2.4 billion
EBITDA	$163.6 million
Adjusted EBITDA(1)	$170.0 million
Diluted earnings per share	$0.47
Pro forma diluted earnings per share(2)	$0.71
Diluted cash earnings per share(3)	$1.48

(1)                             Adjusted EBITDA includes add backs items of $0.8 million related to compensation expense associated with the consummation of the Company’s IPO, $2.6 million of non-cash equity-based compensation expense, and $3.0 million of severance expense.

(2)                             Pro forma diluted earnings per share excludes certain severance expenses of $3.0 million, interest expense of $3.8 million associated with the Company’s preferred stock and senior subordinated notes retired from IPO proceeds and special items of $10.0 million associated with the consummation of the Company’s IPO.

(3)                             Cash earnings per share represents pro forma diluted earnings per share plus add backs for amortization of customer-related intangibles (approximately $0.73 per share) and non-cash equity-based compensation (approximately $0.05 per share).

Conference Call

The Company will host a conference call at 8:30 a.m. ET on Thursday, August 3, 2006 to discuss results for the first quarter of fiscal year 2007.  The conference call will be broadcast live over the Internet and can be accessed by all interested parties at DynCorp International Inc.’s web site at http://www.dyn-intl.com under “News,” which can be found under the drop-down menu labeled “Investor Relations.”  To listen to the call, please go to this website at least 15 minutes prior to the start of the call to register, download, and install any necessary audio software.  For those unable to participate during the live webcast, an audio replay of the conference call will be archived on the Company’s website for 90 days.  To participate in the conference call, dial (877) 299-8279 and enter the conference ID number 3581579.  International callers should dial (706) 634-6508 and enter the same conference ID number.

Reconciliation to GAAP

In addition to GAAP results included in this press release, the Company has provided certain information that is not calculated according to GAAP.  Management believes these non-GAAP measures are useful in evaluating operating performance and/or are regularly used by security analysts and institutional investors and other interested parties in the evaluation of the Company.  Non-GAAP measures are not purported to be a substitute for any GAAP measure and, as calculated, may not be comparable to other similarly titled measures of the performance of other companies.  For a reconciliation of non-GAAP measures to the closest GAAP measure and for share amounts used to derive earnings per share, please see the financial schedules that accompany this release.

About DynCorp International Inc.

The Company is a provider of specialized mission-critical outsourced technical services to civilian and military government agencies.  Our specific global expertise is in law enforcement training and support, security services, base operations, aviation services and operations and logistics support.  Headquartered in Irving, Texas, we have more than 14,400 employees in 33 countries.  For more information, visit our website at www.dyn-intl.com.

Forward-looking Statements:  Certain statements made in this announcement may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the expectations of management with respect to revenues and profitability.  All of these forward-looking statements are based on estimates and assumptions made by the Company’s management that, although believed by the Company to be reasonable, are inherently uncertain.  Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental, and technological factors outside of its control that may cause its business, strategy or actual results or events to differ materially from the statements made herein.  These risks and uncertainties may include but are not limited to the following:  changes in the demand for services that the Company provides; additional work awarded under the Civilian Police and International Narcotics and Law Enforcement contracts; pursuit of new commercial business in the United States and abroad;  activities of competitors; changes in significant operating expenses; changes in availability of capital; general economic and business conditions in the United States; acts of war or terrorist activities; variations in performance of financial markets; and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission.  Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements.  The Company’s actual results could differ materially from those contained in the forward-looking statements.  The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as required by law.

###

Contact Information:
DynCorp International Inc.
8445 Freeport Parkway, Suite 400
Irving, Texas  75063
(817) 224-1461
Cindy Roberts, Director, Investor Relations

CCG Investor Relations Inc.
10960 Wilshire Boulevard, Suite 2050
Los Angeles, California 90024
(310) 231-8600 ext. 103
Crocker Coulson, President

(Financial tables follow)

DYNCORP INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars and shares in thousands)

	For the Three Months Ended
	June 30, 2006	July 1, 2005
	(unaudited)	(unaudited)

Revenues	$537,684	$425,055
Cost of services (excluding depreciation and amortization disclosed below)	470,334	378,590
Selling, general and administrative	27,405	19,159
Depreciation and amortization	11,137	10,685
Operating income	28,808	16,621

Other expense (income):
Interest and other (income) expense	(596)	68
Interest expense	14,814	13,837
Interest on mandatory redeemable shares	3,002	4,051
Loss on debt extinguishment(1)	9,201	—
Income (loss) before taxes	2,387	(1,335)
Provision for income taxes	3,004	639
Net loss	$(617)	$(1,974)

Net loss per share:
Basic and diluted	$(0.01)	$(0.06)

Average shares outstanding:
Basic and diluted	47,934	32,000 (2)

EBITDA(3)	$40,804	$27,447
EBITDA margin	7.6%	6.5%
Adjusted EBITDA(4)	$42,280	$29,397
Adjusted EBITDA margin	7.9%	6.9%

Cash earnings(5)	$20,352	$12,959

(1)                Represents the premium associated with the redemption of all of the outstanding preferred stock, the premium on the redemption of a portion of the senior subordinated notes and the write-off of deferred financing costs associated with the early retirement of a portion of the senior subordinated notes.

(2)                Shares were adjusted to reflect the 64-to-1 stock split that occurred prior to the consummation of the IPO.

(3)                EBITDA is a primary component of certain covenants under our senior secured credit facility and is defined as net income (loss) before interest expense, income taxes, depreciation and amortization.  We believe that EBITDA is useful to investors as a way to evaluate our ability to incur and service debt, make capital expenditures and meet working capital requirements.  EBITDA does not represent net income or cash flows from operations, as these terms are defined under generally accepted accounting principles (“GAAP”), and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.  EBITDA as presented in this press release is not necessarily comparable to similarly titled measures reported by other companies.

(4)                Adjusted EBITDA is defined as EBITDA plus non-cash equity-based compensation and other compensation expenses of a non-recurring nature.  See Reconciliation of Net Loss to EBITDA and Adjusted EBITDA included in the financial table in this press release.

(5)                See Reconciliation of Pro Forma Net Income to Cash Earnings included in the financial table in this press release.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands, except per share amount)

	Three Months Ended June 30, 2006	Adjustments		Pro Forma Three Months Ended June 30, 2006

Revenues	$537,684	$—		$537,684
Cost of services (excluding depreciation and amortization disclosed below)	470,334	—		470,334
Selling, general and administrative	27,405	(781	)(1)	26,624
Depreciation and amortization	11,137	—		11,137
Operating income	28,808	781		29,589

Other expense (income):
Interest and other income	(596)	—		(596)
Interest expense	14,814	—		14,814
Interest on mandatory redeemable shares	3,002	(3,002	)(2)	—
Loss on debt extinguishment(3)	9,201	(9,201)		—
Income before taxes	2,387	12,984		15,371
Provision for income taxes	3,004	2,668	(4)	5,672
Net (loss) income	$(617)	$10,316		$9,699

Earnings per share:
Basic and diluted	$(0.01)	NA		$0.17

Average shares outstanding:
Basic and diluted	47,934	9,066	(5)	57,000

(1)                Reflects the incentive compensation expense incurred during the quarter in connection with the completion of the Company’s IPO.

(2)                Represents the decrease in interest expense related to the Company’s preferred stock redeemed in connection with the Company’s IPO.

(3)                Represents the premium associated with the redemption of all of the outstanding preferred stock, the premium on the redemption of a portion of the senior subordinated notes and the write-off of deferred financing costs associated with the early retirement of a portion of the senior subordinated notes.

(4)                Reflects an adjustment to the Company’s effective tax rate of 36.9%.

(5)                Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

PRO FORMA FINANCIAL INFORMATION

(Dollars and shares in thousands, except per share amount)

	Three Months Ended July 1, 2005	Adjustments		Pro Forma Three Months Ended July 1, 2005

Revenues	$425,055	$—		$425,055
Cost of services (excluding depreciation and amortization disclosed below)	378,590	—		378,590
Selling, general and administrative	19,159	(1,950	)(1)	17,209
Depreciation and amortization	10,685	—		10,685
Operating income	16,621	1,950		18,571

Other expense (income):
Other expense	68	—		68
Interest expense	13,837	—		13,837
Interest on mandatory redeemable shares	4,051	(4,051	)(2)	—
(Loss) income before taxes	(1,335)	6,001		4,666
Provision for income taxes	639	1,083	(3)	1,722
Net (loss) income	$(1,974)	$4,918		$2,944

Earnings per share:
Basic and diluted	$(0.06)	NA		$0.05

Average shares outstanding:
Basic and diluted	32,000 (4)	25,000	(5)	57,000

(1)                Reflects the retention bonus expense incurred during the quarter in connection with the acquisition of the Company by an entity controlled by Veritas Capital Fund II, L.P. and its affiliates.

(2)                Represents the decrease in interest expense related to the Company’s preferred stock redeemed in connection with the Company’s IPO.

(3)                Reflects an adjustment to the Company’s effective tax rate of 36.9%.

(4)                Shares were adjusted to reflect the 64-to-1 stock split that occurred prior to the consummation of the IPO.

(5)                Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

(Dollars in thousands)

	For the Three Months Ended
	June 30, 2006	July 1, 2005
	(unaudited)	(unaudited)

Net loss	$(617)	$(1,974)
Income taxes	3,004	639
Interest expense	17,816	17,888
Loss on debt extinguishment	9,201	—
Depreciation and amortization	11,400	10,894
EBITDA	$40,804	$27,447
Non-cash equity-based compensation(1)	695	—
Compensation expenses(2)	781	1,950
Adjusted EBITDA	$42,280	$29,397

(1)                Represents non-cash equity-based compensation expense.

(2)                Represents one-time IPO bonuses and one-time retention bonuses paid to certain members of management.

DYNCORP INTERNATIONAL INC.

RECONCILIATION OF PRO FORMA NET INCOME TO CASH EARNINGS

(Dollars and shares in thousands, except per share amount)

	For the Three Months Ended
	June 30, 2006		July 1, 2005
	(unaudited)		(unaudited)

Pro forma net income	$9,699		$2,944
Amortization of intangibles	9,958		10,015
Non-cash equity-based compensation	695		—
Cash earnings	$20,352		$12,959

Earnings per share:
Basic and diluted	$0.36		$0.23

Average shares outstanding:
Basic and diluted	57,000	(1)	57,000	(1)

(1)                Represents the adjustment to the shares outstanding subsequent to the IPO, which totaled 57,000.

DYNCORP INTERNATIONAL INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in thousands)

	For the Three Months Ended
	June 30, 2006	July 1, 2005
	(unaudited)	(unaudited)
Cash flows from operating activities:
Net loss	$(617)	$(1,974)
Adjustments to reconcile net loss to net cash provided by operating activities from continuing operations:
Depreciation and amortization	11,400	10,894
Premium paid on redemption senior subordinated notes	2,657	—
Premium paid on redemption of preferred stock	5,717	—
Non-cash interest expense (redeemable preferred stock dividends)	(3,745)	4,051
Deferred financing cost amortization	1,579	714
Recovery of losses on accounts receivable	(2,250)	—
Income from equity joint ventures	(446)	(20)
Deferred income taxes	(3,459)	(109)
Non-cash equity-based compensation	695	—

Changes in current assets and liabilities
Accounts receivable	(31,353)	46,088
Prepaid expenses and other current assets	1,802	356
Accounts payable and accruals	23,615	(8,182)
Income taxes payable	(2,665)	555
Net cash provided by operating activities	2,930	52,373

Cash flows from investing activities:
Purchase of property and equipment	(2,557)	(446)
Payment for computer software upgrade	(622)	—
Other assets	(354)	(466)
Net cash used in investing activities	(3,533)	(912)

Cash flows from financing activities:
Proceeds from equity offering, net	346,444	—
Payments on credit facility	—	(35,000)
Payments on acquisition debt	(28,832)	(863)
Redemption of preferred stock	(216,076)	—
Special dividend	(100,000)	—
Premium paid on redemption senior subordinated notes	(2,657)	—
Premium paid on redemption of preferred stock	(5,717)	—
Payment of deferred financing costs	(500)	—
Borrowings related to prepaid insurance, net	3,537	—
Purchase of interest rate cap	—	(483)
Net cash used in financing activities	(3,801)	(36,346)

Net (decrease) increase in cash and cash equivalents	(4,404)	15,115
Cash and cash equivalents, beginning of period	20,573	13,474
Cash and cash equivalents, end of period	$16,169	$28,589

DYNCORP INTERNATIONAL INC.

CONSOLIDATED BALANCE SHEETS

(Dollars in thousands, except per share amount)

	June 30, 2006	March 31, 2006
	(unaudited)
Current Assets:
Cash and cash equivalents	$16,169	$20,573
Receivables, net of allowances for doubtful accounts of $5,809 and $8,479 at June 30, 2006 and March 31, 2006, respectively	473,798	440,195

Deferred tax asset	1,044	795
Prepaid expenses and other current assets	41,931	43,733
Total current assets	532,942	505,296

Property and equipment at cost, less accumulated depreciation of $2,307 and $1,296 at June 30, 2006 and March 31, 2006, respectively	11,483	8,769

Other assets:
Goodwill	420,180	420,180
Tradename	18,327	18,318
Customer related intangibles, net of accumulated amortization of $53,065 and $43,471 at June 30, 2006 and March 31, 2006, respectively	237,316	246,910
Other intangibles, net of accumulated amortization of $4,589 and $3,672 at June 30, 2006 and March 31, 2006, respectively	7,158	7,453
Deferred financing costs, net of accumulated amortization of $3,853 and $3,261 at June 30, 2006 and March 31, 2006, respectively	16,390	17,469
Deferred income taxes	14,728	11,518
Other assets	1,921	3,176
Total other assets	716,020	725,024
Total assets	$1,260,445	$1,239,089

Current Liabilities:
Current portion of long-term debt	$3,450	$2,588
Current portion of other long-term liabilities	244	—
Accounts payable and accrued expenses	139,247	132,396
Accrued payroll and employee costs	73,892	65,586
Accrued expenses—related party	10,994	11,272
Other accrued expenses	45,420	33,845
Income taxes	5,616	8,280
Total current liabilities	278,863	253,967

Long-term debt—less current portion	629,270	658,963
Other long-term liabilities	2,638	—
Shares subject to mandatory redemption Series A preferred stock, stated value $125,000; 350,000 shares authorized; 190,550 shares issued and outstanding at March 31, 2006; none at June 30, 2006; redemption value of $219,821 at March 31, 2006	—	219,821

Commitments and contingencies

Shareholders’ equity
Preferred Stock, $0.01 par value—50,000,000 shares authorized; no shares outstanding	—	—
Common Stock, $0.01 par value—232,000,000 shares and 32,000,000 authorized; 57,000,000 shares and 32,000,000 shares issued and outstanding at June 30, 2006 and March 31, 2006, respectively	570	320
Additional paid-in capital	345,917	102,097
Retained earnings	3,522	4,139
Accumulated other comprehensive loss	(335)	(218)
Total shareholders’ equity	349,674	106,338
Total liabilities and shareholders’ equity	$1,260,445	$1,239,089

DYNCORP INTERNATIONAL INC.

OTHER CONTRACT DATA

(Dollars in millions)

	At or for the period ended
	June 30, 2006	March 31, 2006
Backlog(1):
Funded backlog	$1,033	$1,031
Unfunded backlog	1,645	1,657
Total backlog	$2,678	$2,688

Estimated remaining contract value(2)	$5,682	$5,727

(1)     Backlog consists of orders and options under our contracts.  We define contracted backlog as the estimated value of contract awards received from customers that have not been recognized as sales.  Our backlog consists of funded and unfunded backlog.  Funded backlog is based upon amounts actually appropriated by a customer for payment of goods and services less actual revenue recorded as of the measurement date under that appropriation.  Unfunded backlog is the actual dollar value of unexercised contract options.  Most of our U.S. government contracts allow the customer the option to extend the period of performance of a contract for a period of one or more years.  These options may be exercised at the sole discretion of the customer.  It has been our historical experience, however, that the customer has exercised contract options.

(2)     Estimated remaining contract value represents the aggregate contract revenue we estimate will be earned over the remaining life of certain contracts.  When more than one company is awarded a contract for a given work requirement, we include in estimating remaining contract value only our estimate of the contract revenue we expect to earn over the remaining term of the contract.  Funded backlog is based upon amounts actually appropriated by a customer for payment for goods and services.  Because the U.S. federal government operates under annual appropriations, agencies of the U.S. federal government typically fund contracts on an incremental basis.  Accordingly, the majority of the estimated remaining contract value is not funded backlog.  Our estimated remaining contract value is based on our experience under contracts and we believe our estimates are reasonable.  However, there can be no assurance that our existing contracts will result in actual revenues in any particular period or at all.  These amounts could vary depending upon government budgets and appropriations.